EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Giggles N’ Hugs, Inc. (the “Company”) on Form 10-Q /A for the period ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joey Parsi , Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 3, 2012
/S/ Joey Parsi
Joey Parsi
Principal Executive Officer
and Principal Financial Officer